Exhibit 10.16

AMENDMENT NO. 1 TO

EMPLOYMENT AGREEMENT

This Amendment is dated as of the 7th day of August 2007 between Mary Smith (“Executive”) and Greater Community Bank, a New Jersey Corporation.  This Amendment memorializes a verbal agreement entered into between the parties in February 2007 and is intended to be effective February 3, 2007.

RECITALS

WHEREAS, Executive and the Company are parties to an Employment Agreement dated January 1, 2005 (the “Agreement”); and

WHEREAS, the Agreement currently provides that the Executive's salary may be increased after an annual review; and

WHEREAS, the parties wish to modify the salary provision;

NOW THEREFORE, in consideration of the mutual promises contained in this Amendment, the Parties intending to be legally bound, agree as follows:

1.           Salary  Paragraph 4(a) of the Employment Agreement shall be modified to read as follows:

Effective February 3, 2007, the Company shall pay the Executive an annual salary of $182,300.00 payable in the manner consistent with the payroll practices for the executive officers of the Company.  Future increases to the Executive’s earnings are anticipated to be generated by production bonuses.  Greater Community Bank may make future adjustments to the Executive’s base salary at its sole discretion.

2.           No Further Amendment.  Except as expressly provided in this Amendment, the terms and conditions of the Agreement are and remain in full force and effect.

        IN WITNESS WHEREOF the Parties have caused this Amendment this 7th day of August 2007.

Dated: August 7, 2007	/s/ Mary Smith
Mary Smith

Dated: August 7, 2007	GREATER COMMUNITY BANK

/s/Anthony M. Bruno, Jr.
Anthony M. Bruno, Jr.
Chairman, President and Chief Executive Officer

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